UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 29, 2025

La Rosa Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Board Member

On December 29, 2025, Siamack Alavi informed the Board of Directors (the “Board”) of La Rosa Holdings Corp., a Nevada corporation (the “Company”), of his resignation as a member of the Company’s Board effective immediately. Mr. Alavi also served as the Chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Alavi’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Board Member

On December 29, 2025, upon recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”), the Board appointed Mr. Nicholas Adler as a member of the Board, effective December 29, 2025. The Board also appointed Mr. Adler to serve as the Chairman of the Board, the Chairman of the Compensation Committee of the Board and as a member of Board’s Audit Committee and Nominating Committee, effective as of December 29, 2025.

The Board has determined that Mr. Adler qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Mr. Adler will serve as a director until the Company’s next annual meeting of stockholders or until his successor is elected and qualified.

Nicholas H. Adler, age 50, is a licensed attorney in Nashville, Tennessee specializing in defense litigation, bankruptcy, foreclosure, and real estate matters. He has been a partner at Brock & Scott PLLC since 2012. After his graduation from law school, Mr. Adler practiced with a large international firm in New York specializing in securities regulation. Since 2005, his practice has focused on the representation of national and regional credit grantors in Tennessee. He is also active in real estate development and asset management in Nashville as a principal of Q&A Developments, LLC which specializes in multi-family and mixed-use projects. Since September 2020, Mr. Adler also serves as Chairman of the Board of Directors of Freight Technologies, Inc. (Nasdaq: FRGT) a technology company offering a portfolio of proprietary platform solutions across the supply chain process. Since November 2025, Mr. Adler serves as a director of Aero Velocity Inc., a specialized drone technology company. He earned his B.A. in political science from Vanderbilt University and his J.D. from The Washington and Lee University School of Law.

The Company believes that Mr. Adler is qualified to serve as a director of the Board because of his legal, real estate development and asset management experience.

In connection with his appointment, the Company entered into a director agreement with Mr. Adler filed hereto as Exhibit 10.1. Mr. Adler is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Adler and any other persons pursuant to which he was selected as a director. Mr. Adler will receive a non-refundable base fee of $12,000 per quarter. In addition, Mr. Adler will receive a quarterly fee of $3,000 in consideration for him serving as the Chairperson of the Board’s Compensation Committee. That certain Special Advisor Agreement by and between Mr. Adler and the Company, dated November 12, 2025, that was reported in the Company’s Current Report on Form 8-K filed on November 13, 2025 (as amended), has been mutually terminated as of the date of Mr. Adler’s appointment to the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Director Agreement by and between Nicholas Adler and La Rosa Holdings Corp., dated December 29, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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